Exhibit 10-2

CANCELLATION AGREEMENT

CANCELLATION AGREEMENT, dated December 28,  2010 (this “Agreement”), by and among, IVT Software,  Inc.  ("IVTW")  (“The Company”) a Nevada Corporation  and Deric Haddad,  its Chief Executive Officer and Director   (the “Canceling Party”).

BACKGROUND

Concurrently herewith, the Company is entering into an Agreement and Plan of Share Exchange with Haddad Wylie Industries   (“HWI”), and its CEO, Deric Haddad,  (the “Canceling Party”), pursuant to which the Company will acquire from the   Haddad Wylie Industries, Inc.  all of the issued and outstanding members ownership of  (“HWI”), in exchange for 10,133,334 shares of the Company’s common stock (the “Share Exchange Transaction”).

It is a condition precedent to the consummation of the Share Exchange Transaction that the Canceling Party enter into this Agreement, which will effectuate the cancellation of 10,133,334 shares of the common stock, par value $0.0001 per share, of the Company held by the Canceling Party (the “Subject Shares”). The Canceling Party is entering into this Agreement to, among other things, induce  (“The Company”) to enter into the Share Exchange Transaction and the Canceling Party acknowledges that (“The Company”) would not consummate the transactions contemplated by the Share Exchange Transaction unless the transactions contemplated hereby are effectuated in accordance herewith.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

1.   Cancellation of Subject Shares. The Canceling Party has delivered to the Company for cancellation stock certificates representing the Subject Shares along with duly executed medallion guaranteed stock powers covering the Subject Shares (or such other documents acceptable to the Company’s transfer agent) and hereby irrevocably instructs the Company and the Company’s transfer agent to cancel the Subject Shares such that the Subject Shares will no longer be outstanding on the stock ledger of the Company and such that the Canceling Party shall no longer have any interest in the Subject Shares whatsoever. The Company shall immediately deliver to the Company’s transfer agent irrevocable instructions providing for the cancellation of the Subject Shares.

2. Representations by the Canceling Party.

(a)  The Canceling Party owns the Subject Shares, of record and beneficially, free and clear of all liens, claims, charges, security interests, and encumbrances of any kind whatsoever. The Canceling Party has sole control over the Subject Shares or sole discretionary authority over any account in which they are held. Except for this Agreement, no person has any option or right to purchase or otherwise acquire the Subject Shares, whether by contract of sale or otherwise, nor is there a “short position” as to the Subject Shares.

(b)  The Canceling Party has full right, power and authority to execute, deliver and perform this Agreement and to carry out the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by the Canceling Party and constitutes a valid, binding obligation of the Canceling Party, enforceable against it in accordance with its terms (except as such enforceability may be limited by laws affecting creditor's rights generally).

3. Further Assurances. Each party to this Agreement will use his or its best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including the execution and delivery of such other documents and agreements as may be necessary to effectuate the cancellation of the Subject Shares).

4. Amendment and Waiver. Any term, covenant, agreement or condition of this Agreement may be amended, with the written consent of the Company and the Canceling Party, or compliance therewith may be waived (either generally or in a particular instance and either retroactively or prospectively), by one or more substantially concurrent written instruments signed by the Company and the Canceling Party.

5. Survival of Agreements, Representations and Warranties, etc. All representations and warranties contained herein shall survive the execution and delivery of this Agreement.

6. Successors and Assigns. This Agreement shall bind and inure to the benefit of and be enforceable by the Company and the Canceling Party, and their respective successors and assigns.

7.  Governing Law. This Agreement (including the validity thereof and the rights and obligations of the parties hereunder and thereunder) and all amendments and supplements hereof and thereof and all waivers and consents hereunder and thereunder shall be construed in accordance with and governed by the internal laws of the State of New York without regard to its conflict of laws rules, except to the extent the laws of Nevada are mandatorily applicable.

8. Miscellaneous. This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. In case any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby. This Agreement may be executed in any number of counterparts and by the parties hereto on separate counterparts but all such counterparts shall together constitute but one and the same instrument. This Agreement may be reproduced by any electronic, photographic, photostatic, magnetic, microfilm, microfiche, microcard, miniature photographic, facsimile or other similar process and the original thereof may be destroyed. The parties agree that any such reproduction shall, to the extent permitted by law, be as admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not the reproduction was made in the regular course of business) and that any enlargement, facsimile or further reproduction shall likewise be admissible in evidence. Facsimile execution and delivery of this Agreement is legal, valid and binding execution and delivery for all purposes.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

IVT SOFTWARE, INC.

By: /s/ Deric Haddad

Title: President and Chief Executive Officer

Deric Haddad , By:

 /s/ Deric Haddad, Individually